      Exhibit 24

 POWER OF ATTORNEY

  The undersigned hereby makes, constitutes and appoints each of Ronald T. Carman,
Martin M. Cohen, Charlene R. Herzer, Ola E. Lotfy, William J. O'Shaughnessy, Jr., W. Gary
Beeson, Jennifer Zimmerman, Jeanne Greeley, and Jacob Tyler to act severally and not jointly, as his true and lawful agents and attorneys-in-fact, with full power and authority to act hereunder, each in his/her discretion, in the name of and for and on behalf of the undersigned as fully as could the undersigned if present and acting in person, to make any and all required or voluntary filings under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulation thereunder, with the Securities and Exchange Commission, any and all applicable stock exchanges, Morgan Stanley and any other person or entity to which such filings may be required under Section 16(a) of the Exchange Act as a result of the undersigned's status as an officer, director or stockholder of Morgan Stanley.  This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities of Morgan Stanley.

  IN WITNESS WHEREOF, the undersigned has executed this power of attorney, effective as of this 4th day of March, 2004.

       By:  /s/ Howard J. Davies
         Sir Howard Davies